Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in Registration Statements (Nos. 333-22803 and 333-173582) on Forms S-8 of our report dated June 21, 2011, appearing in this Annual Report on Form 11-K of the Campbell Soup Company Savings Plus Plan for Hourly-Paid Employees for the year ended December 31, 2010.
/s/ ParenteBeard, LLC
Philadelphia, Pennsylvania
June 21, 2011

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